                                                                   EXHIBIT 10.11

                       PREMIER SEARCH SERVICES AGREEMENT

This Premier Search Services Agreement (the "Agreement") is entered into and effective as of the later of the two signature dates below (the "Effective Date") by and between MICROSOFT CORPORATION, a Washington corporation, located at One Microsoft Way, Redmond, WA 98052 ("Microsoft") and GoTo.com, Inc., a Delaware corporation located at 130 West Union Street, Pasadena, CA 91103 ("Company").

                                    RECITALS

Company owns and makes available to Internet users a search service enabling Web users to conduct searches to locate information on the Internet.

Microsoft wishes to provide its end-users of Microsoft Internet Explorer the ability to access Company's search services in accordance with the terms and conditions of this Agreement.

                                   AGREEMENT

1.   DEFINITIONS

1.1 "Above the Fold" means the placement of particular items within a Web page in a manner that is visible to an end-user without any scrolling in a 640x480 pixel resolution; provided that if a particular item is too large to be completely visible to an end-user without scrolling, the placement may continue below the fold.

1.2 "Click Through" means an end-user action associated with clicking on a space provided for submitting a search query, which may be preceded by the insertion of text into a search query space provided for such purpose. The result of such an action is typically a set of search results.

1.3 "Default Placement" means the recurring placement of a search service on the IE 3.x Page and/or the Pane which occurs upon specific end-user selection of such search service as such end-user's default, which placement may then be utilized by the end-user to initiate a search query against the such search service. Default Placement alters and overrides subsequent Rotational Placement unless and until such Default Placement is disabled. Provided that the Default Placement is enabled, a Default Placement will generate an Impression each and every time that the end-user accesses the IE 3.x Page or the Pane subsequent to the Default Placement.

1.4 "Default Selected Service" means the search service which appears on the IE 3.x Page and/or the Pane as a result of a Default Placement.

1.5 "Drop Down" means the listing of all of the Premier Providers' search services with only one Premier Provider visible (without end-user interaction with the Drop Down) to the end-user at any one time from which an end-user can initiate a User Placement. The Drop Down may include a particular Other Search Service Provider solely as a result of a Default Placement.

1.6 "Impression" means an end-user visible exposure of the Search Service resulting from a Rotational Placement, Default Placement or User Placement where such exposure is either delivered by a Microsoft hosted server or re-directed to the Search Service at the Primary Web Site by a Microsoft hosted server.

1.7 "IE 3.x, 4.x or 5.x" means the United States versions of Microsoft Internet Explorer version 3.0, 4.0 or 5.0 (when available) as applicable and any subsequent updates to such versions, but shall specifically not include any later versions of Microsoft Internet Explorer (e.g. IE 6.x, IE 7.x, etc.),



Company Search Services Agreement                                         Page 1

1.8 "IE 3.x Page" means the initial Web page that would be delivered to the end-user upon clicking the Search Button contained within IE3.x irrespective of the method utilized by the end-user to access such Web page.

1.9 "Link" means a link on a Web page that end-users can click on to access another Web page.

1.10 "Pane" means the section within the Web page which would be delivered to the end-user upon clicking the Search Button contained within IE 4.x/5.x irrespective of the method utilized by the end-user to access such Web page.

1.11 "Premier Provider" means each third party participating in Microsoft's Premier Search Program.

1.12 "Premier Search Program" means the placement of the Premier Providers' search services within IE 3.x, 4.x and 5.x.

1.13 "Other Search Service Providers" means third party providers of search services other than the Premier Providers.

1.14 "Primary Web Site" means the Company Web site currently located at the URL http://www.goto.com, or any successor site thereof.

1.15 "Rotational Placement" means the automatic placement of a search service on the IE 3.x Page and/or the Pane without any action taken by the end-user with respect to the Selection Mechanism, which placement may be utilized by the end-user to initiate a search query against such search service. A Rotational Placement will result in an Impression being delivered.

1.16 "Rotational Selected Service" means the search service which appears on the IE 3.x Page and/or the Pane as a result of a Rotational Placement.

1.17 "Search Button" means the button featured as part of IE 3.x, 4.x or 5.x that is accessible to end-users and is labeled "Search" (or similar term) as shown in Appendices A and B to Exhibit B or such other successor feature implemented by Microsoft which provides a similar function.

1.18 "Search Service" means Company's search service currently known as "GoTo.com" which performs searches of Company's database and/or the Internet based on requests submitted over the Internet and is accessible to end-users at the Primary Web Site.

1.19 "Selection Mechanism" means the Drop Down, Stack or any other similar mechanism which is implemented by Microsoft on the IE 3.x Page or the Pane for the purpose of referring a search service to the end-user and subsequently allowing the end-user to initiate a User Placement.

1.20 "Site" means the United States version of the Microsoft portal Web site currently located at http://home.microsoft.com, or such other replacement site as designated by Microsoft.

1.21 "Stack" means the listing of all of the Premier Providers' search services such that all are visible with only one clearly demarcated as the selected search service, from which an end-user can initiate a User Placement.

1.22 "Term" means that period during which Microsoft will deliver Impressions pursuant to this Agreement, which shall begin on September 1, 1998 (the "Term Commencement Date") and shall continue through August 31, 1999, inclusive, unless terminated or extended as provided for elsewhere in this Agreement. Notwithstanding the immediately preceding sentence, Microsoft may elect to delay the Term Commencement Date by up to thirty (30) days, provided that in such event, the



Company Search Services Agreement                                         Page 2
       expiration date of the Term shall be delayed by an equal number of days.

1.23 "Trademarks" means Company's Search Service logos as set forth on Exhibit C and the Company trade names that are owned by or licensed to Company and provided by Company to Microsoft under this Agreement.

1.24 "User Placement" means the non-recurring placement of a search service on the IE 3.x Page and/or the Pane which occurs upon specific end-user utilization of the Selection Mechanism to change the search service, provided that subsequent Rotational Placement is not affected. Such utilization of the Search Mechanism will replace the Rotational Selected Service with the User Selected Service in a particular instance, which placement may then be utilized by the end-user to initiate a search query against the such search service. A User Placement will result in an Impression being delivered.

1.25 "User Selected Service" means the search service which appears on the IE 3.x Page and/or the Pane as a result of a User Placement.

1.26 "Web" means that portion of the Internet commonly referred to as the World Wide Web.

2.     TERMS

2.1 Provided that company satisfies its obligations as set forth in Exhibit A as attached hereto and by this reference fully incorporated herein, Microsoft will place the Search Service by the Term Commencement Date within IE 3.x, 4.x or 5.x in accordance with the specifications set forth in Exhibit B (the "Placement Specifications") as attached hereto and by this reference fully incorporated herein.

2.2 In connection with the placement of the Search Service as described in this Agreement, Company hereby grants Microsoft a non-exclusive, royalty free, worldwide limited right to use and display the Trademarks.

3.     IMPRESSIONS

3.1 During the Term, Microsoft will deliver no less than 180,000,000 Impressions (the "Guaranteed Impressions").

3.2 Microsoft will make good faith efforts to deliver no less than thirty percent (30%) of the Guaranteed Impressions during the first six (6) months of the Term, provided that Microsoft's failure or inability to deliver such number of Impressions within such time will not be a breach of this Agreement.

3.3 At any time after Microsoft has completed delivery of the Guaranteed Impressions Microsoft may, in its sole discretion, discontinue the rotation of the Search Service as described in Exhibit B, provided that the Search Service will remain accessible to end-users by means of the Selection Mechanism.

3.4 Company shall pay for Impressions delivered in excess of the Guaranteed Impressions at the CPM specified in Section 4.2, provided that the total amount payable by Company pursuant to this Agreement shall not exceed the Payment Cap (as defined in Section 4).

3.5 If, at the end of the Term, Microsoft has not delivered the Guaranteed Impressions, Microsoft will extend the Term for the placement of the Search Service as described in Exhibit B until the earlier of an additional three (3) month period or until the Guaranteed Impressions are delivered. If, at the end of such additional three (3) month period, Microsoft has not delivered the Guaranteed Impressions, Microsoft shall have the option, at its sole discretion, to elect to (a) extend the Term for the placement of the Search Service as described in Exhibit B until the earlier of an additional three (3) month period (the "Second Period") or until the Guaranteed Impressions are delivered; (b) replace such




Company Search Services Agreement                                         Page 3
     shortfall with a program component of equivalent value as mutually approved by both parties; or (c) refund to Company an amount equal to Thirty Three dollars and thirty three cents (US $33.33) per one thousand (1,000) Impressions (the "Refund Rate") times the amount of the shortage of Impressions (i.e. Guaranteed Impressions less the number of Impressions delivered). If Microsoft elects option (a) above and has not delivered the Guaranteed Impressions by the end of the Second Period then Company will receive a refund in an amount equal to the Refund Rate times the amount of the shortage of Impressions (i.e. Guaranteed Impressions less the number of Impressions delivered by Microsoft through the end of the Second Period) within thirty (30) days of the end of the Second Period).

3.6 During the Term, Microsoft agrees to keep complete records relating to the delivery of Impressions. Within twenty (20) days after the last day of each calendar month of the Term, Microsoft shall submit to Company a report stating the number of Impressions delivered during the applicable month. Not more than once during the period beginning on the Term Commencement Date and ending thirty (30) days following the last day of the Term, Company shall have the right to commence an audit and/or inspection to be made, at its expense, of the applicable Microsoft records in order to verify reports on delivered Impressions issued by Microsoft. Any such audit shall be conducted by a mutually acceptable third party, provided that such party agrees in advance to maintain all information obtained during such audit in confidence pursuant to a written agreement approved in advance by Microsoft. Company acknowledges and agrees that Microsoft may comply with Company's audit request by providing copies in electronic form of server logs reflecting the Impressions delivered. All information received by Company and/or its auditor in connection with such audit shall be subject to the confidentiality provisions of this Agreement. If, upon completion of its audit, Company reasonably determines that there are discrepancies in the number of Impressions reported as having been delivered and the number of Impressions actually delivered. Company shall initiate good faith discussions with Microsoft regarding the nature and scope of Company's concerns with respect to such discrepancies, indicating each such concern with as much specificity as possible. If an audit reveals that Company has paid Microsoft for any Impressions that were not delivered, and Microsoft agrees with such audit, Microsoft shall at its discretion either (a) offset any over paid amount against any amounts due and payable by Company, (b) deliver a number of additional Impressions sufficient to equal the number of Impressions for which Company has paid Microsoft, or (c) refund to Company an amount equal to those Impressions reported and paid, but not delivered. In no event shall Company initiate any legal action with regard to the number of Impressions delivered hereunder later than sixty (60) days following the last day of the Term.

4.   PAYMENTS

4.1 Company shall pay to Microsoft Six Million dollars (US $6,000,000) in four equal payments of One Million Five Hundred Thousand dollars (US $1,500,000) as follows: (a) the first payment shall be due within twenty-four (24) hours of Company's receipt of a fully executed copy of this Agreement; (b) the second payment shall be due no later than ninety (90) days following the Term Commencement Date; (c) the third payment shall be due no later than one hundred eighty (180) days following the Term Commencement Date; and (d) the fourth payment shall be due no later than two hundred and seventy (270) days following the Term Commencement Date.

4.2 If, during the Term, the number of Impressions delivered by Microsoft exceeds the Guaranteed Impressions, Company shall remit to Microsoft within thirty (30) days of Company's receipt of the applicable statement an additional payment for each excess Impression calculated at the rate of Seventeen dollars (US $17) for each additional one thousand (1,000) Impressions ("CPM") delivered in excess of the Guaranteed Impressions, as applicable.

4.3 Notwithstanding the foregoing, in no event shall Company be required to pay Microsoft more than Nine Million dollars (US $9,000,000) (the "Payment Cap") in the aggregate for Impressions delivered (Guaranteed Impressions and excess Impressions) during the Term pursuant to this Agreement.

Company Search Services Agreement                                        Page 4

4.4 All payments to be made pursuant to this Agreement shall be made via a wire transfer as directed by Microsoft with a remittance copy faxed to the attention of Billing Manager Deana Schroeder at 425-936-7329.

5.   NON-EXCLUSIVITY; CONFIDENTIALITY; PRESS RELEASES

5.1 Nothing in this Agreement will be construed as restricting either party's ability to acquire, license, develop, manufacture or distribute for itself, or have others acquire, license, develop, manufacture or distribute for itself, content, software, news, sites, search services, search results or the like, which is the same or similar to that contemplated by this Agreement, or to market, promote and distribute same in addition to that contemplated by this Agreement.

5.2 The parties acknowledge and agree that the terms and conditions of the Microsoft Corporation Non-Disclosure Agreement dated as of August 7, 1998 ("NDA") entered into by and between the parties are incorporated into this Agreement as if fully set forth herein and that all of the terms of this Agreement (including but not limited to its existence) and all discussions and negotiations related thereto are considered Confidential Information as defined in the NDA. In the event that any of the incorporated terms of the NDA are inconsistent with or conflict with this Agreement, then the terms of this Agreement shall control.

5.3 Notwithstanding Section 5.2 above, each party further agrees that the incorporated restrictions in the NDA with respect to Confidential Information shall survive the termination of this Agreement. Each party may disclose the terms and conditions of this Agreement to its employees, affiliates and its immediate legal and financial consultants on a need to know basis as required in the ordinary course of that party's business, provided that such employees, affiliates and/or legal and/or financial consultants agree in writing in advance of disclosure to be bound by the NDA and this Section 5, and may disclose Confidential Information as required by government or judicial order, provided each party gives the other party prompt notice of such order and complies with any protective order (or equivalent) imposed on such disclosure.

5.4 Each party acknowledges that monetary damages may not be a sufficient remedy for unauthorized disclosure or use of Confidential Information and that each party may seek, without waiving any other rights or remedies, such injunctive or equitable relief as may be deemed proper by a court of competent jurisdiction.

5.5 Microsoft will issue an initial press release relating to the establishment of the Premier Search Program, which will describe the relationship between Microsoft and the Premier Providers, including Company, and which may include an estimate of the total revenue generated by Microsoft in connection with the Premier Search Program. Company shall be provided with an opportunity to provide a quote and/or information to be included in such initial press release. Except as specified above, neither party will issue any press release or make any public announcement(s) relating in any way whatsoever to this Agreement or the relationship established by this Agreement without the express prior written consent of the other party, which consent shall not be unreasonably withheld, provided that Microsoft may make informational references to the Premier Search Program and the Company's participation in such program in other publicity and press releases without obtaining Company's consent.

6.   WARRANTIES AND INDEMNIFICATION

6.1 Company. Company warrants and represents that: (i) it has sufficient authority to enter into this Agreement; (ii) all materials delivered by Company to Microsoft and/or to end-users accessing the Search Service through IE 3.x, 4.x and/or 5.x pursuant to this Agreement including without limitation the Trademarks, Search Service UI, and/or, solely with respect to its relationship with Microsoft



Company Search Services Agreement                                         Page 5
     under this Agreement, search results do not infringe the copyrights, trademarks, service marks or any other proprietary right of any third party; (iii) solely with respect to its relationship with Microsoft under this Agreement, the search results provided to Microsoft for inclusion in the Pane do not and will not contain any libelous, or materially false or misleading statements and do not otherwise infringe on the rights of any third party; (iv) the Search Service and all actions occurring as a result of the Search Service are in compliance with all applicable laws; and (v) Company will not permit to appear in, or be uploaded to any Microsoft property or equipment, including the Pane, any messages, data, images or programs, that would violate the property rights of others, including unauthorized copyrighted text, images, programs or trade secrets or other confidential and/or proprietary information, or trademarks or service marks used in an infringing fashion. Company will indemnify Microsoft from and against any loss, claim, liability, damage, action or cause of action (including, without limitation, reasonable attorneys' fees) brought against Microsoft by a third party and arising from or related to any breach by Company of the foregoing warranties, provided that Microsoft cooperates as set forth in Section 6.3. Microsoft reserves the right to immediately discontinue the placement and placement of the Search Service as provided in this Agreement, pending the satisfactory resolution of such matter, in the event that Microsoft receives notice which alleges that the Search Service or any portion thereof or any materials delivered hereunder (a) violate any applicable laws, and/or (b) infringe the copyrights, trademarks, service marks or any other proprietary right of any third party. In the event that Company is in material breach of the warranties set forth in this Section 6.1(ii), (iii) or (v) and such breach relates solely to search results that cannot be controlled by Company, then Microsoft's remedies for such breach shall be limited to (a) requiring Company to fulfill its indemnity obligation as set forth in this section; and (b) terminating this Agreement in accordance with Section 8.3 provided that if Microsoft elects to terminate this Agreement then Company shall receive a refund in an amount equal to the Refund Rate times the difference between the number of Impressions delivered through the date of the termination and the Guaranteed Impressions.

6.2 Microsoft. Microsoft warrants and represents that it has sufficient authority to enter into this Agreement. Microsoft will indemnify Company from and against any loss, claim, liability, damage, action or cause of action (including, without limitation, reasonable attorneys' fees) brought against Company by a third party and arising from or related to any breach by Microsoft of the foregoing warranties, provided that Company cooperates as set forth in Section 6.3.

6.3 Indemnification Process. If any action shall be brought against either party (the "Claimant") in respect to which indemnity may be sought from the other party (the "Indemnifying Party") pursuant to the provisions of this
     Section 6, the Claimant shall promptly notify the Indemnifying Party in writing, specifying the nature of the action and the total monetary amount sought or other such relief as is sought therein. The Claimant shall cooperate with the Indemnifying Party at the Indemnifying Party's expense in all reasonable respects in connection with the defense of any such action. The Indemnifying Party may upon written notice to Claimant undertake to conduct all proceedings or negotiations in connection therewith, assume the defense thereof, and if it so undertakes, it shall also undertake all other required steps or proceedings to settle or defend any such action, including the employment of counsel which shall be satisfactory to Claimant, and payment of all expenses. Claimant shall have the right to employ separate counsel and participate in the defense. The Indemnifying Party shall reimburse Claimant upon demand for any payments made or loss suffered by it at any time after the date of tender, based upon the judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement of claims, demands, or actions, in respect to any damages to which the foregoing relates.

6.4 THE ABOVE WARRANTIES ARE THE ONLY WARRANTIES MADE BY THE PARTIES. EACH PARTY DISCLAIMS ANY AND ALL OTHER WARRANTIES OR REPRESENTATION EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES

Company Search Services Agreement                                         Page 6

     OF MERCHANTABILITY, TITLE, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, COMPANY EXPRESSLY ACKNOWLEDGES AND AGREES THAT MICROSOFT HAS NOT MADE ANY EXPRESS OR IMPLIED REPRESENTATIONS, ASSURANCES, AND/OR WARRANTIES REGARDING THE NUMBER OF CLICK THROUGHS OR WEB PAGE VIEWS WHICH MAY BE GENERATED BY THE IMPRESSIONS DELIVERED HEREUNDER AND THAT COMPANY HAS NOT RELIED ON ANY STATEMENTS BY MICROSOFT OR ANY THIRD PARTIES IN RELATION THERETO IN ENTERING INTO THIS AGREEMENT.

7.   LIMITATION OF LIABILITIES

     NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES, ARISING OUT OF OR RELATED TO THIS AGREEMENT INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, AND THE LIKE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS SECTION SHALL NOT APPLY TO EITHER PARTY'S (A) ABILITY TO OBTAIN INJUNCTIVE OR OTHER EQUITABLE RELIEF; (B) CONFIDENTIALITY OBLIGATIONS UNDER
     SECTION 5; AND (C) WARRANTIES AND INDEMNIFICATION OBLIGATIONS UNDER SECTION 6.

8.   RENEWAL AND TERMINATION

8.1 Agreement Period. This Agreement shall commence on the Effective Date and continue through the Term unless earlier terminated as provided in this
     Section 8. In the event that Company does not deliver the required materials in a timely manner as described in Exhibit A, then Microsoft may elect, in its sole discretion, to extent the Term by a period not to exceed the number of days by which Company was late in delivering the required materials.

8.2 Renewal. If either party desires to extend the Term, then such party shall give written notice to the other party no later than thirty (30) days prior to the expected expiration date. If such notice is given by either party, the parties shall negotiate the terms and conditions of such extension in good faith for a thirty (30) day period beginning on the date the receiving party receives such notice. If no such notice is given or if the parties fail to reach an agreement on such extension prior to the expiration date following the giving of such notice, this Agreement shall terminate as set forth in Section 8.1.

8.3 Termination For Cause. In addition to any other rights and/or remedies that either party may have under the circumstances, all of which are expressly reserved, either party may terminate this Agreement immediately upon written notice at any time if:

     (a) The other party is in material breach of any material warranty, representation, term, condition or covenant of this Agreement, other than those contained in Section 5.2 and 5.3, and fails to cure that breach within seven (7) business days after written notice thereof; or

     (b)  The other party is in material breach of Section 5.2 or 5.3; or

     (c) Either party becomes insolvent or makes any assignment for the benefit of creditors or similar transfer evidencing insolvency; or suffers or permits the commencement of any form of insolvency or receivership proceeding; or has any petition under any bankruptcy law filed against it, which petition is not dismissed within sixty (60) days of such filing; or has a trustee or receiver appointed for its business or assets or any part thereof.


                                                                          Page 7
Company Search Services Agreement

8.4 Effect of Termination. In the event of termination or expiration of this Agreement for any reason each and every clause which by its nature is intended to survive the termination of this Agreement including, without limitation, Sections 5, 6, 7, 8, and 9 shall survive termination. For the avoidance of doubt, if Microsoft terminates this Agreement pursuant to
     Section 8.3 or 9.3, Company shall nonetheless be required to pay all amounts set forth in this Agreement. Upon termination both parties shall, upon written request, return or certify destruction of Confidential Information of the other party. Neither party shall be liable to the other for damages of any sort resulting solely from terminating this Agreement in accordance with its terms.

9.   GENERAL

9.1 Independent Contractors. The parties are independent contractors with respect to each other, and nothing in this Agreement shall be construed as creating an employer-employee relationship, a partnership, agency relationship or a joint venture between the parties.

9.2 Governing Law. This Agreement shall be governed by the laws of the State of Washington as though entered into by Washington residents and to be performed entirely within the State of Washington. Company consents to exclusive jurisdiction and venue in the state and federal courts sitting in King County, Washington. In any action or suit to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing party shall be entitled to recover its costs, including reasonable attorneys' fees.

9.3 Assignment. This Agreement and any rights and/or obligations hereunder may be assigned by Microsoft but may not be assigned by Company without Microsoft's prior written approval, except as stated otherwise in this
     Section 9.3. Any attempted assignment, sub-license, transfer, encumbrance or other disposal without such consent shall be void and shall constitute a material default and breach of this Agreement. In the event that Company sells all or substantially all of its assets or stock then the following shall apply:

     (a) If such sale takes place prior to one hundred eighty one (181) days following the Term Commencement Date, Microsoft shall have the option to either (i) preapprove in writing the assignment of this Agreement and all rights and obligations hereunder; or (ii) terminate this Agreement with immediate effect and Company shall be required to pay all amounts set forth in this Agreement;

     (b) If such sale takes place on or subsequent to one hundred eighty one
     (181) days following the Term Commencement Date but prior to two hundred and seventy one (271) days following the Term Commencement Date, Microsoft shall have the option to either (i) preapprove in writing the assignment of this Agreement and all rights and obligations hereunder; or (ii) at Microsoft's reasonable discretion, terminate this Agreement with immediate effect and Company shall be relieved of its obligation to make any payment pursuant to Section 4.1 which is owing subsequent to such termination date provided that if Microsoft has delivered in excess of 135,000,000 Impressions by the date of termination then Company shall remit to Microsoft an amount equal to Thirty Three dollars and thirty three cents (US $33.33) per one thousand Impressions times the number of Impressions delivered in excess of 135,000,000 Impressions, provided that if the number of Impressions delivered by Microsoft exceeds the Guaranteed Impressions the provisions of Section 4.2 shall apply with regard to any Impressions delivered in excess of the Guaranteed Impressions.

     (c) If such sale takes place on or subsequent to two hundred and seventy one (271) days following the Term Commencement Date, Microsoft shall have the option to either (i) preapprove in writing the assignment of this Agreement and all rights and obligations hereunder; or (ii) at Microsoft's reasonable discretion, terminate this Agreement with immediate effect and, if Microsoft has not delivered the Guaranteed Impressions by the date of termination, then Company shall receive a


     Company Search Services Agreement                                    Page 8
     refund in an amount to the Refund Rate times the difference between the number of Impressions delivered through the date of the termination and the Guaranteed Impressions provided that such refund shall not exceed One Million Five Hundred Thousand dollars (US $1,500,000) if the date of the termination is prior to one (1) year after the Term Commencement Date. For the avoidance of doubt, the amount of the refund, if any, applicable to a termination which occurs subsequent to one (1) year following the Term Commencement Date as described in this Section 9.3(c) shall not be subject to the limitation set forth in the immediately preceding sentence. If the number of Impressions delivered by Microsoft exceeds the Guaranteed Impressions the provisions of Section 4.2 shall apply with regard to any Impressions delivered in excess of the Guaranteed Impressions.

9.4 Construction. In the event that any provision of this Agreement conflicts with governing law or if any provision is held to be null, void or otherwise ineffective or invalid by a court of competent jurisdiction, (i) such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law, and (ii) the remaining terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect. This Agreement has been negotiated by the parties and their respective counsel and will be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either party. The section headings used in this Agreements are intended for convenience only and shall not be deemed to affect in any manner the meaning or intent of this Agreement or any provision hereof.

9.5 Notices. All notices and requests in connection with this Agreement shall be given in writing and shall be deemed given as of the day they are received either by messenger, delivery service, or in the United States of America mails, postage prepaid, certified or registered, return receipt requested, and addressed as follows:

     To Company:                        To Microsoft:


     Todd Tappin                        Microsoft Corporation
     Goto.com                           One Microsoft Way
     130 West Union St.                 Redmond, WA 98052-6399
     Pasadena, CA 91103                 Attn:
     Phone: (624) 535-                  Phone:
     Fax: (626) 535-2701                Fax:

                                        Copy to:
                                        Law & Corporate Affairs, US Legal
                                        Fax: (425) 936-7409

     or to such other address as a party may designate pursuant to this notice provision.

9.6 Entire Agreement. This Agreement does not constitute an offer by Microsoft and it shall not be effective until signed by both parties. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements or communications. This Agreement shall not be modified except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of Company and Microsoft by their respective duly authorized representatives. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.



     Company Search Services Agreement                                    Page 9

     The parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.


     MICROSOFT CORPORATION              GOTO.COM, INC.


     /s/  LAURA JENNINGS                /s/  JEFFREY BREWER
     ------------------------------     ------------------------------
     By (signature)                     By (signature)

     LAURA JENNINGS                     JEFFREY BREWER
     ------------------------------     ------------------------------
     Name (print)                       Name (print)

     Vice President                     CEO
     ------------------------------     ------------------------------
     Title                              Title

     September 16, 1998                 August 27, 1998
     ------------------------------     ------------------------------
     Date                               Date







     Company Search Services Agreement                                  Page 10

Microsoft Confidential                                                  09/15/98


                                  AMENDMENT 1
                    TO THE PREMIER SEARCH SERVICES AGREEMENT

This Amendment No. 1 ("Amendment") to the Premier Search Services Agreement ("Agreement") between the parties hereto dated as of even date herewith, is made and entered into by and between MICROSOFT CORPORATION, a Washington corporation, located at One Microsoft Way, Redmond, WA 98052 ("Microsoft") and GOTO.COM, INC., a Delaware corporation, located at 130 West Union Street, Pasadena, CA 91103 ("Company") as of September 16, 1998.

In consideration of the mutual covenants and representations contained in this Amendment, the parties hereby agree that notwithstanding anything to the contrary contained in the Agreement the following shall apply:

1. Section 1.10 shall be deleted and replaced with the following: "Pane" means, with regard to IE 4.x, the section within the Web page which would be delivered to the end-user upon clicking the Search Button contained within IE 4.x and, with regard to IE 5.x, the Web page, section of the Web page or other mechanism for submitting a search query which would be accessible to the end-user upon clicking the Search Button contained within IE 5.x, irrespective of the method utilized by the end-user to access such Web pages or mechanism.

2.   In Exhibit A, Section A.(2), line 1 and line 2: delete "and 5.x".

3. In Exhibit A, Section A.(3) the first sentence shall be deleted and replaced with the following: URLs: (a) an IE 3.x frame URL, (b) an IE 4.x search pane URL, and (c) an IE 5.x search URL.

4.   In Exhibit A, Section A.(3), line 2: delete "/5.x".

5.   In Exhibit A, Section C.(5), add the following at the end of the sentence:
     ", provided that with respect to IE 5.x, Microsoft may elect to have the search results delivered to an alternative location".

6. In Exhibit B. Section (1)(b): (I) all references to the "Pane" shall be revised to "Pane of IE 4.x", (II) the reference to "Panes" in line 3 shall be revised to "Pane of IE 4.x", and (III) in line 2: delete "and 5.x".

7. In Exhibit B, Section (1): (I) change "(c)" to "(d)"; and (II) add "(c)" Microsoft will feature the Search Service prominently and Above the Fold in the Pane of IE 5.x".

8. In Exhibit B, Section (2): (I) in line 1, delete the comma after IE 3.x and replace with "and"; and (II) in line 2, delete "and IE 5.x".

9. Except as expressly provided herein, the Agreement is not otherwise modified in any respect and all of its terms and conditions shall remain in full force and effect. This Amendment will not be effective until signed by both parties.

MICROSOFT CORPORATION                        GOTO.COM, INC.

By (Signature) /s/ LAURA JENNINGS            /s/ TODD TAPPIN
               -------------------------     ----------------------------
Name: (Print)  LAURA JENNINGS                TODD TAPPIN
               -------------------------     ----------------------------
Title:         Vice President                CFO
               -------------------------     ----------------------------

Microsoft Confidential                                                  09/15/98

                                  AMENDMENT 2
                    TO THE PREMIER SEARCH SERVICES AGREEMENT


This Amendment No. 2 ("Amendment") to the Premier Search Services Agreement ("Agreement") between the parties hereto dated as of even date herewith, is made and entered into by and between MICROSOFT CORPORATION, a Washington corporation, located at One Microsoft Way, Redmond, WA 98052 ("Microsoft") and GOTO.COM, INC., a Delaware corporation, located at 130 West Union Street, Pasadena, CA 91103 ("Company") as of September 16, 1998.

In consideration of the mutual covenants and representations contained in this Amendment, the parties hereby agree that notwithstanding anything to the contrary contained in the Agreement the following shall apply:

1. The following shall be added at the end of Section 3.1: "With regard solely to the inclusion of the Search Service in IE 5.x, for the purpose of determining the number of Impressions delivered by Microsoft in IE 5.x, only Click Throughs shall be deemed to be Impressions (as opposed to Impressions generated as a result of Rotational Placements, Default Placements or User Placements).

2. Except as expressly provided herein, the Agreement is not otherwise modified in any respect and all of its terms and conditions shall remain in full force and effect. This Amendment will not be effective until signed by both parties.


MICROSOFT CORPORATION                   GOTO.COM, INC.

By (signature) /s/ LAURA JENNINGS       /s/ TODD TAPPIN
              -------------------       ----------------
Name: (Print) Laura Jennings            Todd Tappin

Title: Vice President                   CFO